                                  SCHEDULE 14C

                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Check the appropriate box:

    [ ] Preliminary information statement     [ ] Confidential, for use of the Commission only (as
                                              permitted by Rule 14c-5(d)(2)).

    [X] Definitive information statement
--------------------------------------------------------------------------------------------------
                         (Name of Registrant as Specified in Its Charter)
                                        Vantagepoint Funds

--------------------------------------------------------------------------------------------------
Payment of Filing Fee (check the appropriate box):

    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11. Not Applicable

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------------------------
    (5) Total fee paid:

--------------------------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------------------------

    (3) Filing party: The Vantagepoint Funds

--------------------------------------------------------------------------------------------------

    (4) Date filed: October 16, 2002

--------------------------------------------------------------------------------------------------

                             THE VANTAGEPOINT FUNDS

                           777 North Capitol Street NE

                              Washington D.C. 20002

                                 1-800-669-7400





                              INFORMATION STATEMENT



This statement informs shareholders of the Vantagepoint Growth Fund (the "Growth Fund"), the Vantagepoint Aggressive Opportunities Fund (the "Aggressive Opportunities Fund") and the Vantagepoint International Fund (the "International Fund") (each a "Fund" and together the "Funds") about recent changes in each Fund's subadvisory arrangements. These changes were made by the Board of Directors of The Vantagepoint Funds on the recommendation of each Fund's investment adviser, Vantagepoint Investment Advisers, LLC ("VIA"), without shareholder approval as is permitted by a May 8, 2000 order of the Securities and Exchange Commission ("SEC"). WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed to shareholders of each Fund on October 16, 2002.



APPOINTMENT OF NEW SUBADVISERS FOR THE FUNDS


GROWTH FUND

Peregrine Capital Management, Inc. ("Peregrine") was appointed to serve as a new subadviser to the Growth Fund, replacing TCW Investment Management Company ("TCW"). The Fund's subadvisory agreement with TCW was terminated.

In addition, the Growth Fund's subadvisory agreement with Atlanta Capital Management Company, L.L.C. ("Atlanta") was terminated and the portion of the Fund's passively managed S&P 500 Index portfolio subadvised by Barclay's Global Fund Advisors ("Barclays") was reduced from approximately 20 percent to 5 percent. The portions of the Fund's portfolio previously managed by Atlanta (approximately 10 percent) and Barclays were reallocated equally to two existing subadvisers of the Fund, Brown Capital Management, Inc. ("Brown") and Tukman Capital Management, Inc. ("Tukman"). Fidelity Management and Research Company ("FMR") continues as a subadviser with responsibility for managing approximately 25 percent of the Fund's assets.

These changes were effective July 17, 2002. Currently, the subadvisers of the Fund, the portion of the Fund's assets allocated to each of them and the investment style (as described more fully in the Fund's prospectus) each employs to seek to achieve the Fund's investment objective of long-term capital growth are:

        FMR                      25%        Aggressive Growth
        Peregrine                25%        Concentrated Growth
        Brown                  22.5%        Mid/Large Cap Growth at a Reasonable Price
        Tukman                 22.5%        Contrarian Growth
        Barclays                  5%        S&P 500 Index

AGGRESSIVE OPPORTUNITIES FUND

Wellington Management Company, LLP ("Wellington Management t") and Southeastern Asset Management, Inc. ("Southeastern") were appointed as new subadvisers for the Aggressive Opportunities Fund, replacing TCW and MFS Institutional Advisors, Inc. ("MFS"), respectively. The Fund's subadvisory agreements with TCW and MFS were terminated. Roxbury Capital Management, LLC ("Roxbury") continues to serve as a subadviser of the Fund.

These changes were effective July 17, 2002. Currently, the subadvisers of the Fund, the approximate percentage of Fund assets allocated to them and the investment style (as described more fully in the Fund's prospectus) each employs to seek to achieve the Fund's investment objective of high long-term capital appreciation are:

        Roxbury                            33 1/3%         High Quality Growth
        Southeastern                       33 1/3%         Special Situations Worldwide
        Wellington Management              33 1/3%         Global Smaller Companies

INTERNATIONAL FUND

Artisan Partners Limited Partnership ("Artisan Partners") was appointed as a new subadviser of the International Fund. The Fund's subadvisory agreements with Lazard Asset Management ("Lazard") and T. Rowe Price International, Inc. ("T. Rowe International") were terminated. Capital Guardian Trust Company ("Capital Guardian") continues to serve as a subadviser of the Fund. This reduced the number of Fund subadvisers from three to two. Artisan Partners and Capital Guardian each are responsible for managing approximately 50% of the Fund's assets.

These changes were effective October 1, 2002. Currently, the subadvisers of the Fund, the approximate percentage of Fund assets allocated to them and the investment style (as described more fully in the Fund's prospectus) each employs to seek to achieve the Fund's investment objective of long-term capital growth and diversification by country are:

Artisan Partners                            50%           International Growth Opportunities
Capital Guardian                            50%           International Blend of Value and
Growth

VIA'S RECOMMENDATION AND THE BOARD OF DIRECTORS' DECISION

VIA recommended changing the subadvisory arrangements for each Fund, as described above, based on its conclusion, in each case, that the changes would improve the potential for each Fund to realize the expected benefits of having multiple portfolio managers managing assets within a single fund in different but complementary investment styles. VIA's multi-management strategy seeks to improve consistency of return over time by eliminating reliance on the results of a single subadviser. The new subadvisers were recommended because each had demonstrated expertise in the consistent execution of a specific investment strategy that is expected to complement the strategies of other Fund subadvisers. The recommended subadviser weights are expected to provide an appropriate level of diversification and optimize return relative to risk.


Before approving VIA's recommendations, the Board of Directors of The Vantagepoint Funds, at meetings held on July 16, 2002 and September 30, 2002, considered detailed recommendations, supporting analyses and data presented by VIA.

Among other things, the Board of Directors received from VIA and considered information relating to VIA's recommendation to terminate the existing subadvisers and about the proposed new subadvisers' business, personnel, operations, brokerage and trading policies and practices, code of ethics and other compliance procedures and investment services, including data on the performance of comparable accounts and funds and the portfolio composition of comparable accounts and funds under each proposed new subadviser's management and the portions of each Fund managed by its existing subadvisers both those that continue as subadvisers of the Fund and those that were terminated. The Board of Directors also received information from VIA on the results of VIA's ongoing subadviser oversight and monitoring process and its prospective subadviser search process that included on-site interviews of each new subadviser's key personnel by a team of VIA representatives. VIA provided the Board of Directors with information relating to the expected effect of the subadvisory changes on the Funds, including information on cross-holdings among the securities held in each Fund's portfolio and similar accounts managed by the Funds' proposed new subadvisers. In addition, the Board of Directors received and considered information relating to advisory fees and expense ratios of a selected group of comparable funds and the impact of the recommended changes on each Fund in terms of the advisory fees that would be paid to each proposed new subadviser in relation to each Fund's current subadvisory fees and in terms of that Fund's total expense ratio and the potential transaction and investment opportunity costs to each Fund of transitioning from an existing subadviser to a new subadviser. In reaching its decision to appoint each new subadviser and to discontinue the services of each terminated subadviser, the Board of Directors considered the nature and quality of the services expected to be provided to the Fund, the distinct investment process of each subadviser, the history, reputation and qualifications of each subadviser's personnel and certain information relating to its financial condition, and other relevant factors.

THE SUBADVISORY AGREEMENTS


The subadvisory agreements between the new subadvisers, the Funds and VIA have terms substantially similar to the agreements with the former subadvisers and other subadvisers to The Vantagepoint Funds, except for the rates of the fees payable by each Fund to the new subadvisers. Each new subadviser will make investment decisions for the portion of Fund assets allocated to it, and will continuously review, supervise and administer the Fund's investment program with respect to those assets. Each subadviser is independent of VIA and discharges its responsibilities subject to the supervision of VIA and the Board of Directors, and in a manner consistent with the Fund's investment objectives, policies and limitations. Each new subadvisory agreement has an initial term of two years, until July 16, 2004 for the Growth Fund and Aggressive Opportunities Fund and September 30, 2004 for the International Fund. Thereafter, continuance of each agreement will require annual approval of the Funds' Board of Directors, including a majority of the independent directors.

The fees, based on the value of Fund assets under the subadviser's management, charged by each new subadviser are:

GROWTH FUND:

Peregrine Capital Management, Inc.

                                            First $25 million    0.60%
                                            Next $25 million     0.48%
                                            Over $50 million     0.40%


AGGRESSIVE OPPORTUNITIES FUND:

Wellington Management Company, LLP

                                            First $100 million   0.75%
                                            Over $100 million    0.65%


Southeastern Asset Management, Inc.

                                            First $100 million   0.875%
                                            Over $100 million    0.750%

INTERNATIONAL FUND:

Artisan Partners Limited Partnership                                     0.70%


SUBADVISORY FEE INCREASES

For the Growth Fund, the appointment of Peregrine as a new subadviser and the reallocation of assets among existing subadvisers, described above, increased the fees payable by the Fund to its subadvisers by 0.06%, from 0.38% to 0.44% of the Fund's average daily net assets, and is expected to result in an approximate increase in the Fund's total expenses from 0.88% to 0.94%.

For the Aggressive Opportunities Fund, the appointment of Southeastern and Wellington Management increased the fees payable by the Fund to its subadvisers by 0.09%, from 0.64% to 0.73% of the Fund's average daily net assets, and is expected to result in an approximate increase in the Fund's total expenses from 1.12% to 1.21%.

For the International Fund, the appointment of Artisan Partners and the allocation of assets between Artisan Partners and Capital Guardian increased the fees payable by the Fund to its subadvisers by 0.06%, from 0.53% to 0.59% of the Fund's average daily net assets, and is expected to result in an approximate increase in the Fund's total expenses from 1.16% to 1.22%.



THE NEW SUBADVISERS

GROWTH FUND

Peregrine, 800 LaSalle Avenue, Suite 1850, Minneapolis, Minnesota 55402 serves as a subadviser to the Growth Fund. Peregrine seeks to achieve the Growth Fund's objective of total return, primarily from capital appreciation, by seeking to invest in high-quality companies at attractive valuations that have the potential for superior long-term earnings growth.

Peregrine is a Minnesota corporation founded in 1984 that is 100% owned by Wells Fargo Bank Minnesota, N.A., which, in turn, is 99.18% owned by Wells Fargo & Company. Mr. John S. Dale, CFA, and Gary E. Nussbaum, CFA, serve as portfolio managers to the portion of the Growth Fund's assets allocated to Peregrine. Mr. Dale has been with Peregrine since 1987 and Mr. Nussbaum since 1990.

Peregrine also provides investment advice to the following registered investment companies with similar investment objectives to the Growth Fund, and is paid advisory fees at the rates indicated below:

        Fund                                       Total Assets 9/30/02         Advisory Fees
        ----                                       ---------------------        --------------
        Wells Fargo Funds Trust -                  $2.01 billion                See Below
        Large Company Growth Fund

        Wells Fargo Variable Trust -               $.06 billion                 See Below
        Large Company Growth Fund

        SEI Institutional Managed Trust -          See Below                    See Below
        Large Cap Growth Fund

        SEI Institutional Investments Trust -      See Below                    See Below
        Large Cap Growth Fund

        SEI Insurance Products Trust -             See Below                    See Below
        SEI VP Large Cap Growth Fund


Wells Fargo Funds Trust - Large Company Growth Fund advisory fees are at the rate of: .75% on the first $25 million of assets under management, .60% on the next $25 million, .50% on the next $225 million, and .30% on the balance. Wells Fargo Variable Funds Trust - Large Company Growth Fund advisory fees are at the rate of .75% on the first $25 million of assets under management, .60% on the next $25 million, .40% on the next $225 million, and .30% on the balance. These fee rates are contractual and the net fee would reflect a waiver fee discount of 25% resulting in a rate for each fund of .5625% on the first $25 million, .4500% on the next $25 million, .3750 on the next $225 million and .2250% on the balance.

Peregrine subadvises approximately $861 million in the aggregate for the three SEI funds listed above. The rate of Peregrine's fees for providing advisory services to these SEI funds is currently .20% of assets under management. Peregrine has represented to the Fund that its fee rate with respect to the SEI Funds was negotiated based on the overall and substantially greater amount of SEI-related assets subadvised by Peregrine, including assets of SEI funds or accounts that do not have investment objectives similar to those of the Growth Fund.



AGGRESSIVE OPPORTUNITIES FUND

SOUTHEASTERN

Southeastern, 6410 Poplar Avenue, Memphis, Tennessee 38119, seeks to achieve the Fund's investment objective of capital appreciation by investing in financially strong, well-managed companies regardless of sector or country that can be purchased at prices significantly below their current values. O. Mason Hawkins, CFA, and G. Staley Cates, CFA, head the investment team that manages the Fund's portfolio. Mr. Hawkins began his investment career in 1972 and joined Southeastern as co-founder in 1975. Mr. Cates began his investment career in 1986 when he joined Southeastern. Andrew McDermott, another member of the investment team for the Fund, joined Southeastern in 1998. Mr. McDermott was with JP Morgan from 1994 to 1998.

Southeastern also serves as subadviser to the Vantagepoint Equity Income Fund. Southeastern does not currently serve as investment adviser to other registered investment companies with investment objectives similar to those of the Aggressive Opportunities Fund. Southeastern is a privately held Tennessee corporation that is wholly owned by its employees.

WELLINGTON MANAGEMENT

Wellington Management, 75 State Street, Boston, Massachusetts 02109, seeks to achieve the Aggressive Opportunities Fund's investment objective of capital appreciation by seeking long-term returns through investments in smaller U.S. and non-U.S. companies that may offer superior growth opportunities in global equity markets. Edward L. Makin and Jamie A. Rome, CFA, serve as portfolio managers to the Aggressive Opportunities Fund. Mr. Makin has been with Wellington Management since 1994 and has more than 15 years of investment experience. Mr. Rome has been with Wellington Management since 1994 and has more than 15 years of investment experience.

Wellington Management also serves as a subadviser to the Vantagepoint Growth & Income and the Vantagepoint Income Preservation Funds. Wellington Management does not currently serve as investment adviser to other registered investment companies with investment objectives similar to those of the Aggressive Opportunities Fund. Wellington Management is a privately held Massachusetts limited liability partnership.

INTERNATIONAL FUND

ARTISAN PARTNERS

Artisan Partners Limited Partnership, 1000 N. Water Street, Suite 1770, Milwaukee, Wisconsin, seeks to achieve the Fund's investment objective of long-term capital growth and diversification by country, by using fundamental analysis to identify stocks of individual non-U.S. companies that Artisan Partners believes have sustainable growth, dominant industry positions, excellent management, attractive valuations and offer long-or short-term growth opportunities. Mark Yockey, a managing director of Artisan Partners, serves as portfolio manager for the Fund. He joined Artisan Partners in 1995 and has worked in the investment management industry since 1981.

Artisan Partners is a Delaware limited partnership managed by its sole general partner, Artisan Investment Corporation. Its managing member is Artisan Investment Corporation. Andrew Ziegler and Carlene Ziegler are the directors of Artisan Investment Corporation and together own 100% of Artisan Investment Corporation's outstanding voting securities.

Artisan also provides investment advice to the following registered investment companies with similar investment objectives to the International Fund, and is paid advisory fees at the rates shown by each such fund. The assets shown are those assets under management by Artisan Partners.


        Fund                                       Total Assets         Advisory Fees
        ----                                       -------------        --------------
        The Artisan International Fund             $6.7 billion         .93%*

        The Masters' Select International Fund     $74.8 million        .50%**

        Hirtle Callaghan Trust International

        Equity Portfolio                           $203.3 million       ***

        Schwab International MarketMasters Fund    $44.4 million        .75% on first $100
                                                                        million; .70% on assets in
                                                                        excess of $100 million

*       Includes portfolio management and administrative services.

** Non-diversified portfolio typically consisting of no more than ten securities.

*** Artisan Partners' advisory fee is based on the performance of the portion of the Trust portfolio it manages against a benchmark. Under this fee arrangement, Artisan receives a quarterly fee of 0.10% of the portfolio's average daily net assets, plus or minus a performance factor that is calculated based on the difference between the portfolio's performance over the immediately preceding 12 months and the performance of a benchmark index. Artisan's annual fee may not exceed 0.80 % of the average daily net assets of the portfolio or 0.20 % per quarter, but its annual fee may fall to zero in certain circumstances.



THE ADVISER AND THE MASTER INVESTMENT ADVISORY AGREEMENT

VIA, 777 North Capitol Street, NE, Washington, D.C. 20002, is a wholly owned subsidiary of, and controlled by the ICMA Retirement Corporation ("RC"), a retirement plan administrator and investment adviser whose principal investment advisory client is VantageTrust Company ("VantageTrust"). RC was established as a not-for-profit organization in 1972 to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. These plans are established and maintained in accordance with Sections 457 and 401, respectively, of the Internal Revenue Code of 1986, as amended. RC has been registered as an investment adviser with the SEC since 1983.

VIA is a Delaware limited liability company, and is registered as an investment adviser with the SEC.

The following officers of VIA are also officers of The Vantagepoint Funds:
Girard Miller - President, Paul Breault - Treasurer and Paul Gallagher - Secretary.

VIA provides investment advisory services to each of The Vantagepoint Funds, including the Growth Fund, the Aggressive Opportunities Fund and the International Fund under a Master Investment Advisory Agreement (the "Advisory Agreement"). VIA's advisory services include Fund design, establishment of Fund investment objectives and strategies, selection and management of subadvisers, and performance monitoring, and supervising and directing each Fund's investments. Additionally, VIA furnishes periodic reports to the Funds' Board of Directors regarding the investment strategy and performance of each Fund.

Pursuant to the Advisory Agreement, The Vantagepoint Funds compensate VIA for these services by paying VIA an annual advisory fee assessed against average daily net assets under management in each Fund as follows: All Funds, except the Index Funds, (including the Model Portfolio Funds) - 0.10% and the Index Funds - 0.05%.

The Vantagepoint Funds' distributor is ICMA-RC Services, LLC, a wholly owned subsidiary of RC.

Investors Bank and Trust Company, 200 Clarendon Street, Boston, Massachusetts serves as the administrator and custodian for The Vantagepoint Funds.



FEES PAID

The following fees were paid to each Fund's former subadvisers from January 1, 2002 through the effective date of their termination:


GROWTH FUND

        Atlanta Capital Management, L.L.C.         $  817,823.00

        TCW Investment Management Company          $1,994,247.82

AGGRESSIVE OPPORTUNITIES FUND

        TCW Investment Management Company          $1,166,721.82

        MFS Institutional Advisors, Inc.           $1,209,574.48

INTERNATIONAL FUND

        Lazard Asset Management                    $  371,306.06

        T. Rowe Price International, Inc.          $  433,806.30


RECORD OF BENEFICIAL OWNERSHIP

The principal shareholder in The Vantagepoint Funds is VantageTrust. VantageTrust was established for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. VantageTrust owns a majority of the outstanding shares of each Fund and is considered a "control" person for purposes of the Investment Company Act of 1940. As of July 16, 2002 and September 30, 2002 the directors and officers of The Vantagepoint Funds owned less than 1% of the outstanding shares of the Funds.


FINANCIAL INFORMATION

The Vantagepoint Funds' most recent annual and semi-annual reports to shareholders are available upon request, without charge, by calling 1-800-669-7400.

                                                                        EXHIBT A



          EXECUTIVE OFFICERS, DIRECTORS AND/OR PARTNERS OF SUBADVISERS



The principal executive officers of Peregrine are:

        Robert B. Mersky                    Chairman and President

        Ronald G. Hoffman                   Senior Vice President, COO, CCO and CFA

        Paul von Kuster                     Senior Vice President

        William Giese                       Senior Vice President

        Patricia Burns                      Senior Vice President

        Jeannine McCormick                  Senior Vice President

        John Dale                           Senior Vice President

        Gary Nussbaum                       Senior Vice President

        Barbara McFadden                    Senior Vice President

        Paul Wurm                           Senior Vice President

        Tasso Coin                          Senior Vice President

        Julie Gerend                        Senior Vice President

        Daniel Hagen                        Senior Vice President

        Jay Strohmaier                      Senior Vice President

        James Ross                          Senior Vice President

        Douglas Pugh                        Senior Vice President

        John Maschoff                       Senior Vice President

        William Grierson                    Vice President


The principal executive officers of Southeastern are:

        Mason Hawkins                       Chairman - CEO and Director

        George Staley Cates                 President and Director

        Frank Stanley                       Vice President and Director

        Randy Holt                          Vice President and Secretary

        Charles Reaves                      Vice President and General Counsel

        Joseph Ott                          Vice President, Treasurer and COO


The partners of Wellington Management are:

               Kenneth Abrams       Nicholas Adams        Rand Alexander

               Deborah Allinson     James Averill         William Booth

               Paul Braverman       Robert Bruno          Maryann Carroll

               Pamela Dippel        Robert Evans          Lisa Finkel

               Charles Freeman      Laurie Gabriel        John Gooch

               Nicholas Greville    Paul Hamel            Lucius Hill, III

               Paul Kaplan          John Keough           George Lodge, Jr.

               Nancy Lukitsh        Mark Lynch            Christine Manfredi

               Earl McEvoy          Duncan McFarland      Paul Mecray, III

               Matthew Mergargel    James Mordy           Diane Nordin

               Stephen O'Brien      Saul Pannell          Thomas Pappas

               Jonathan Payson      Phillip Perelmuter    Robert Rands

               Eugene Record, Jr.   James Rullo           John Ryan

               Joseph Schwartz      Theodore Shasta       Binkley Shorts

               Trond Skramstad      Stephen Soderberg     Eric Stromsquist

               Brendan Swords       Harriett Taggart      Perry Traquina

               Gene Tremblay        Mary Ann Tynan        Clare Villari

               Ernst Von Metzsch    James Walters         Kim Williams

               Karl Bandtel         Edward Owens          Steven Angeli

               John Averill         Mark Flaherty         Andrew Offit

               James Shakin         Scott Simpson         Jean Hynes

               Michael Boudens      Kevin Blake           Mark Beckwith

               William Clark        Scott Elliott         David Fassnacht

               Lorraine Keady       Mark Mandel           Nilesh Undavia

               Itsuki Yamashita     James Bevilacqua


The executive officers of Artisan Investment Corporation are:

               Andrew A. Ziegler    Lawrence A. Totsky

               Carlene M. Ziegler   Janet D. Olsen